Exhibit 4.3.2

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BankAtlantic Bancorp, Inc.	250 Royall Street, Suite V Canton MA 02021 Information Agent: Georgeson Telephone 888 219 8320

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Subscription Rights 12345678901234

BANKATLANTIC BANCORP, INC. (THE “COMPANY”) RIGHTS OFFERING

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 16, 2011, UNLESS EXTENDED IN THE SOLE DISCRETION OF THE COMPANY (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

The Company has distributed, at no charge, to each holder of record of the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and Class B Common stock, par value $0.01 per share (“Class B Common Stock”), as of the close of business on May 12, 2011 (the “Record Date”), 0.624 subscription rights for each share of Class A Common Stock and Class B Common Stock held as of the close of business on the Record Date. No fractional subscription rights were issued. Instead, the number of subscription rights issued to each shareholder was rounded up to the next largest whole number. Each subscription right entitles the holder thereof to subscribe for one share of Class A Common Stock (the “Basic Subscription Right”) at a subscription price of $0.75 per share. A holder of subscription rights who exercises his, her or its Basic Subscription Rights in full may also request to purchase, pursuant to an over-subscription option (the “Over-Subscription Option”), additional shares of Class A Common Stock that are not subscribed for by other shareholders pursuant to their Basic Subscription Rights at the $0.75 per share subscription price, subject to acceptance by the Company and availability and allocation as described in the Prospectus (as hereinafter defined).

The terms and conditions of the Rights Offering are set forth in the Company’s prospectus supplement, dated May 16, 2011, and accompanying base prospectus, dated May 4, 2010 (collectively, as amended or further supplemented, the “Prospectus”), which is incorporated into this Subscription Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this Subscription Rights Certificate is entitled to exercise the Basic Subscription Rights for the number of shares of Class A Common Stock shown on this Subscription Rights Certificate. In addition, as described above and in the Prospectus, holders who exercise their Basic Subscription Rights in full may also request to purchase additional shares pursuant to the Over-Subscription Option.

The subscription rights are non-transferable, except by operation of law. The subscription rights will not be listed on the New York Stock Exchange or any other securities exchange or quoted on any automated quotation system.

METHOD OF EXERCISE OF SUBSCRIPTION RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, COMPLETE AND SIGN THIS SUBSCRIPTION RIGHTS CERTIFICATE AND RETURN IT TOGETHER WITH PAYMENT IN FULL FOR THE SHARES SUBSCRIBED FOR (INCLUDING THOSE SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION OPTION) TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A. TO BE TIMELY, THE SUBSCRIPTION AGENT MUST RECEIVE THE PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION RIGHTS CERTIFICATE AND PAYMENT IN FULL FOR THE SHARES SUBSCRIBED FOR (INCLUDING THOSE SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION OPTION) ON OR BEFORE THE EXPIRATION DATE.

ALTERNATIVELY, YOU CAN SUBSCRIBE FOR SHARES BY USING A NOTICE OF GUARANTEED DELIVERY. IF A NOTICE OF GUARANTEED DELIVERY IS USED, THE SUBSCRIPTION AGENT MUST RECEIVE (I) THE PROPERLY COMPLETED AND EXECUTED NOTICE OF GUARANTEED DELIVERY AND PAYMENT IN FULL FOR THE SHARES SUBSCRIBED FOR (INCLUDING THOSE SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION OPTION) ON OR BEFORE THE EXPIRATION DATE AND (II) THE PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION RIGHTS CERTIFICATE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY AFTER THE EXPIRATION DATE.

Full payment for the shares of Class A Common Stock subscribed for must be paid in U.S. dollars by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to “Computershare Trust Company, N.A. acting as Subscription Agent for BankAtlantic Bancorp, Inc.”

For a complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus. Copies of the Prospectus are available upon request from Georgeson Inc., the Information Agent for the Rights Offering (Shareholders: (888) 219-8320; Banks and Brokers: (212) 440-9800).

Stock certificates, if any, for the shares of Class A Common Stock acquired pursuant to the exercise of Basic Subscription Rights will be mailed promptly after the Expiration Date and after full payment for the shares has been received and cleared. Stock certificates, if any, for the shares of Class A Common Stock acquired pursuant to the exercise of the Over-Subscription Option will be mailed as soon as practicable after full payment has been received and cleared and all determinations, allocation and adjustments described in the Prospectus have been effected. In the event that shares of Class A Common Stock are not represented by certificates, such shares will be deposited in a book-entry account held on the owner’s behalf in accordance with the applicable time period described in the preceding sentences. Any excess payment to be refunded to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as possible. You will not be paid any interest on funds paid to the Subscription Agent, regardless of whether the funds are disbursed to the Company or returned to you. Delivery to an address other than one of the addresses listed on the information sheet accompanying this Subscription Rights Certificate will not constitute valid delivery.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	BBX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

■	1 2 3 4 5 6 7 8	C L S	X R T 2	C O Y C	1 2 3 4 5 6 . 7 8	+

01CBSB

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: EXERCISE AND SUBSCRIPTION:

Basic Subscription Rights:
I subscribe for		shares at $0.75 each =	$	(Line 1)
	(no. of new shares)	(Subscription Price)

Over-Subscription Option: IF YOU HAVE FULLY EXERCISED YOUR BASIC SUBSCRIPTION RIGHTS AND WISH TO REQUEST TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVER-SUBSCRIPTION OPTION:
I apply for		additional shares at $0.75 each =	$	(Line 2)
	(no. of additional shares)	(Subscription Price)

Total Amount Enclosed (sum of amounts set forth in lines 1 and 2 above) = $

☐	Check here if the Basic Subscription Rights exercised hereby do not account for all of the Basic Subscription Rights represented by this Subscription Rights Certificate and you wish to receive a new Subscription Rights Certificate evidencing the balance of your Basic Subscription Rights.

SECTION 2: SUBSCRIPTION AUTHORIZATION:

I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares of Class A Common Stock indicated above on the terms and conditions set forth in the Prospectus.

Signature of Subscriber(s)

(and address if different than that listed on this Subscription Rights Certificate)

Telephone Number (including area code)

SECTION 3: SPECIAL ISSUANCE INSTRUCTIONS (IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTIONS 4 AND 5):

The subscription rights are not transferable, except by operation of law. By executing below, you hereby represent and warrant that the person in whose name you are requesting that we issue the Class A Common Stock is a transferee by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered by mail, express mail or overnight courier to Computershare Trust Company, N.A. at the address specified on the information sheet accompanying this Subscription Rights Certificate on or prior to the Expiration Date.

Complete the following ONLY if the shares of Class A Common Stock subscribed for are to be issued in a name other than that of the registered holder.

Issue Shares to:	Soc. Sec. #/Tax ID #:

Address:

SECTION 4: ACKNOWLEDGMENT (TO BE COMPLETED ONLY IF YOU COMPLETED SECTION 3. IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTION 5):

I/We acknowledge receipt of the Prospectus and understand that, after delivery to Computershare Trust Company, N.A. as Subscription Agent for BankAtlantic Bancorp, Inc., I/we may not modify or revoke this Subscription Rights Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder:	Date:

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information.

Name: Capacity: Soc. Sec. #/Tax ID #:

Address:	Telephone Number (including area code):

SECTION 5: GUARANTEE OF SIGNATURES (TO BE COMPLETED ONLY IF YOU COMPLETED SECTIONS 3 AND 4):

All subscription rights holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934.

Name of Firm:	Authorized Signature:

Address:	Name:

City, State, Zip Code:	Title:

Telephone Number (including area code):

BANKATLANTIC BANCORP, INC. RIGHTS OFFERING

BankAtlantic Bancorp, Inc. (the “Company”) is conducting a rights offering (the “Rights Offering”) pursuant to which the holders of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (the “Class B Common Stock,” and collectively with the Class A Common Stock, the “Common Stock”), as of the close of business on May 12, 2011 (the “Record Date”) received 0.624 subscription rights for each share of Common Stock held of record as of the close of business on the Record Date. No fractional subscription rights were issued. Instead, the number of subscription rights received by each shareholder was rounded up to the next largest whole number. Each subscription right entitles the holder thereof to subscribe for one share of Class A Common Stock (the “Basic Subscription Right”) at a subscription price of $0.75 per share. A holder of subscription rights who exercises his, her or its Basic Subscription Rights in full may also request to purchase, pursuant to an over-subscription option (the “Over-Subscription Option”), additional shares of Class A Common Stock that are not subscribed for by other shareholders pursuant to their Basic Subscription Rights at the $0.75 per share subscription price, subject to acceptance by the Company and availability and allocation as described in the Prospectus (as hereinafter defined). The Rights Offering will expire at 5:00 p.m., New York City time, on June 16, 2011, unless extended in the sole discretion of the Company (such date and time, as it may be extended, the “Expiration Date”).

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, COMPLETE AND SIGN THE ACCOMPANYING SUBSCRIPTION RIGHTS CERTIFICATE AND RETURN IT TOGETHER WITH PAYMENT IN FULL FOR THE SHARES SUBSCRIBED FOR (INCLUDING THOSE SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION OPTION) TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A. TO BE TIMELY, THE SUBSCRIPTION AGENT MUST RECEIVE THE PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION RIGHTS CERTIFICATE AND PAYMENT IN FULL FOR THE SHARES SUBSCRIBED FOR (INCLUDING THOSE SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION OPTION) ON OR BEFORE THE EXPIRATION DATE.

ALTERNATIVELY, YOU CAN SUBSCRIBE FOR SHARES BY USING A NOTICE OF GUARANTEED DELIVERY. IF A NOTICE OF GUARANTEED DELIVERY IS USED, THE SUBSCRIPTION AGENT MUST RECEIVE (I) THE PROPERLY COMPLETED AND EXECUTED NOTICE OF GUARANTEED DELIVERY AND PAYMENT IN FULL FOR THE SHARES SUBSCRIBED FOR (INCLUDING THOSE SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION OPTION) ON OR BEFORE THE EXPIRATION DATE AND (II) THE PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION RIGHTS CERTIFICATE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY AFTER THE EXPIRATION DATE.

Full payment for the shares subscribed for pursuant to both the Basic Subscription Rights and Over-Subscription Option must be made payable in United States dollars by check, bank draft or money order payable to “Computershare Trust Company, N.A. acting as Subscription Agent for BankAtlantic Bancorp, Inc.”

For a complete description of the terms and conditions of the Rights Offering, please refer to the Company’s prospectus supplement, dated May 16, 2011, and accompanying base prospectus, dated May 4, 2010 (collectively, the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Georgeson Inc., the Information Agent for the Rights Offering (Shareholders: (888) 219-8320; Banks and Brokers: (212) 440-9800).

Stock certificates, if any, for the shares of Class A Common Stock acquired pursuant to the exercise of Basic Subscription Rights will be mailed promptly after the Expiration Date and after full payment for the shares has been received and cleared. Stock certificates, if any, for the shares of Class A Common Stock acquired pursuant to the exercise of the Over-Subscription Option will be mailed as soon as practicable after full payment has been received and cleared and all determinations, allocations and adjustments described in the Prospectus have been effected. In the event that shares of Class A Common Stock are not represented by certificates, such shares will be deposited in a book-entry account held on the owner’s behalf in accordance with the applicable time period described in the preceding sentences. Any excess payment to be refunded to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as possible. You will not be paid any interest on funds paid to the Subscription Agent, regardless of whether the funds are disbursed to the Company or returned to you. Delivery to an address other than one of the addresses listed below will not constitute valid delivery.

BY MAIL:	BY EXPRESS MAIL OR OVERNIGHT COURIER:
Computershare	Computershare
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	Suite V, 250 Royall Street
Providence, RI 02940-3011	Canton, MA 02021

Eligible Guarantor Institutions may transmit the notice of guaranteed delivery to the Subscription Agent by facsimile transmission to (617) 360-6810 (confirm by telephone to (781) 575-2332).

Facsimile delivery of the Subscription Rights Certificate will not be accepted and will not constitute valid delivery.

Any questions regarding the Subscription Rights Certificate or the Rights Offering may be directed to

Georgeson Inc. at (888) 219-8320 for shareholders or (212) 440-9800 for banks and brokers.